Exhibit 10.16
                                  Attachment I

                           Draft Project Collaborative
                      Between Ocean Power and EPRIsolutions

1.   Ocean  Power  has  developed   small  Stirling   Engine  power  system  for
     distributed power applications.

2. Ocean Power seeks to commercialize these systems in the U.S. and seeks the assistance of EPRIsolutions and its network of electric and gas utilities. Ocean Power also seeks electric and gas utilities as strategic partners and potential distributors of its product.

3.   Ocean  Power  plans  to  form  a  new  venture   (NewCo)  in  the  U.S.  to
     commercialize  the  Stirling  Engine  and  other   distributed   generation
     technologies.

4. EPRIsolutions can conduct initial baseline testing at its world class EPRI-PEAC test facility in Knoxville, TN. Such testing will provide NewCo with information regarding their product's ability to meet US electrical interconnection and power quality requirements. EPRIsolutions testing of the NewCo product will provide important referencing and products readiness information for the US market. The details of the Phase I approach are outlined below:

5. NewCo will provide a unit and ship it to EPRIsolutions' test facility at a price estimated at about $75,000 for testing at its EPRI-PEAC facility.

6. EPRIsolutions will test the unit at its own cost under a pre-determined test protocol.

7. EPRIsolutions will provide NewCo with a test report and will reference the testing in a mutually agreed upon press release.

8. NewCo and EPRIsolutions will launch a business collaborative outlined below.

9. NewCo will grant EPRIsolutions an exclusive role in securing 20 beta units in the US, Canada for at least a min. one year period. EPRIsolutions can also secure beta sites in Japan, and in developing countries. The outside US strategy will be developed with NewCo.

10. NewCo will develop pricing and terms for the beta unit for field-testing. Such pricing will be FOB TBD. NewCo will also provide arrangements for shipping or transporting beta units to US test sites. Shipping costs will be paid by NewCo.

11. EPRIsolutions will obtain commitments for 20 beta units for a US field test and demonstration via a private R&D collaborative.

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12.  EPRIsolutions  will manage the organization of the field test effort.  This field test program will include periodic meetings; discussion of field deployment results such as siting, permitting, operation and maintenance, etc.

13. NewCo or the Utilities will own the beta test units. If owned by NewCo they will be returned at NewCo's expense after the testing period.

14. NewCo will provide necessary field test support as may be required by the host utilities.

15. NewCo will provide initial training for installation and operation. Such training could also be developed in concert with EPRIsolutions at its EPRI-PEAC facility.

16.  In  return   for   EPRIsolutions   efforts   at   facilities   of   NewCo's
     commercialization venture in the US. NewCo will develop value proposition terms for both EPRIsolutions and its electric and gas members:

17.  Such terms could include the following:

     a) NewCo shall issue a mutually agreeable number of warrants to EPRIsolutions in return for its purchase of the pre-beta Stirling engine to be validation tested in Phase I. The strike price for such warrants shall be mutually agreed upon.

     b) NewCo shall issue warrants to electric and gas utilities for each $ committed by electric and gas utilities and paid to NewCo for a beta unit and responding EPRIsolutions' private R&D collaborative with NewCo. The strike price for such warrants shall be mutually agreed upon.

     c) NewCo shall grant each participating electric or gas utility in the field test program an option to be US distributor. Terms of such option will be developed.

     d) NewCo shall grant EPRIsolutions warrants in NewCo for every $ US dollar of revenue committed and paid to NewCo either directly by electric or gas utilities responding to an EPRIsolutions private R&D solicitation or indirectly to NewCo via an EPRIsolutions/NewCo purchase order. The strike price for such warrants shall be mutually agreed upon.

This is a non-binding agreement. Both parties agree to develop this project under a best effort basis.

/s/ Dan Rastler
---------------
Dan Rastler
Area Manager
Distributed Technologies
EPRIsolutions

/s/ Joseph P. Maceda
--------------------
Joseph P. Maceda
President
Ocean Power